Exhibit 99.1

PRESS RELEASE

FOR ADDITIONAL INFORMATION: Investor Relations Heather Kos +1 844-632-1060 IR@univarsolutions.com

Media Relations Dwayne Roark +1 331-777-6031 mediarelations@univarsolutions.com

Univar Solutions Appoints Christopher D. Pappas as Chairman of its Board of Directors; Reduces Board Size to Ten Directors

DOWNERS GROVE, ILL., May 7, 2020 – Univar Solutions Inc. (NYSE: UNVR) (“Univar Solutions” or “the Company”), a global chemical and ingredient distributor and provider of value-added services, today announced the appointment of Christopher D. Pappas as independent Chairman of its Board of Directors. As part of the Company’s progress towards exemplifying governance best practices, the Company had previously announced its intention to appoint an independent Chairman and today marks the achievement of that important milestone.

Pappas succeeds Stephen D. Newlin who will continue to serve on the Board. Pappas was named Chairman at the May 7, 2020 Board of Directors meeting, after having served as the Company’s Independent Lead Director since May of 2019. Pappas, who is chairman of the Company’s Governance and Corporate Responsibility Committee, has been a director since 2015.

“Over the past three-and-a-half years, it has been an honor and a privilege to serve as Chairman of the Univar Solutions Board of Directors,” said Stephen Newlin. “I value the opportunity I’ve had to lead the Board during an especially transformative period and I fully support the move, at this time, to an independent Chairman structure. Chris and I have been working together closely on this transition and that experience has highlighted for me what a thoughtful and excellent choice he is to lead the Board going forward.”

“I want to thank Steve for his leadership and insight as Chairman and I look forward to his continued service as a Board director,” said David Jukes, president and chief executive officer. “I also want to congratulate Chris and welcome him as our newly appointed Chairman. Our Board and I look forward to working with Chris as we strive to realize our vision to redefine distribution and achieve our goal of being the most valued chemical and ingredient distributor on the planet.”

“I’m excited to continue my work with David and our Board to streamline, innovate and grow the Company as we execute Univar Solutions’ strategic plan to unlock shareholder value through improved margins, increased share, and market growth,” said Christopher D. Pappas, Chairman.

In addition, as a result of William S. Stavropoulos and Edward J. Mooney not standing for re-election at this year’s annual meeting due to the Company’s previously-announced retirement policy, the Board reduced its size from twelve directors to ten directors.

About Univar Solutions

Univar Solutions (NYSE: UNVR) is a leading global specialty chemical and ingredient distributor representing a premier portfolio from the world’s leading producers. With the industry’s largest private transportation fleet and North American sales force, unparalleled logistics know-how, deep market and regulatory knowledge, world-class formulation and recipe development, and leading digital tools the company is well-positioned to offer tailored solutions and value-added services to a wide range of markets, industries, and applications. Univar Solutions is committed to helping customers and suppliers innovate and grow together. Learn more at www.univarsolutions.com.

Forward-Looking Statements

This press release includes certain statements relating to future events and our intentions, beliefs, expectations, and predictions for the future which are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the expectations and assumptions. A detailed discussion of these factors and uncertainties is contained in the Company’s filings with the Securities and Exchange Commission. Potential factors that could affect such forward-looking statements include, among others: the ultimate geographic spread of the COVID-19 pandemic; the duration and severity of the COVID-19 pandemic; actions that may be taken by governmental authorities to address or otherwise mitigate the impact of the COVID-19 pandemic; the potential negative impacts of COVID-19 on the global economy and our customers and suppliers; the overall impact of the COVID-19 pandemic on our business, results of operations and financial condition; other fluctuations in general economic conditions, particularly in industrial production and the demands of our customers; significant changes in the business strategies of producers or in the operations of our customers; increased competitive pressures, including as a result of competitor consolidation; significant changes in the pricing, demand and availability of chemicals; our levels of indebtedness, the restrictions imposed by our debt instruments, and our ability to obtain additional financing when needed; the broad spectrum of laws and regulations that we are subject to, including extensive environmental, health and safety laws and regulations; an inability to integrate the business and systems of companies we acquire, including of

Nexeo Solutions, Inc., or to realize the anticipated benefits of such acquisitions; potential business disruptions and security breaches, including cybersecurity incidents; an inability to generate sufficient working capital; increases in transportation and fuel costs and changes in our relationship with third party providers; accidents, safety failures, environmental damage, product quality and liability issues and recalls; major or systemic delivery failures involving our distribution network or the products we carry; operational risks for which we may not be adequately insured; ongoing litigation and other legal and regulatory risks; challenges associated with international operations; exposure to interest rate and currency fluctuations; potential impairment of goodwill; liabilities associated with acquisitions, ventures and strategic investments; negative developments affecting our pension plans and multi-employer pensions; labor disruptions associated with the unionized portion of our workforce; and the other factors described in the Company’s filings with the Securities and Exchange Commission. We caution you that the forward-looking information presented in this press release is not a guarantee of future events or results, and that actual events or results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek, “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.

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